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                                                                   EXHIBIT 10.32

                                CREDIT AGREEMENT

                           Dated as of August 25, 1999

                                      among

                            THE GYMBOREE CORPORATION

                     THE FINANCIAL INSTITUTIONS PARTY HERETO

                                       and

                             BANK OF AMERICA, N.A.,

                 as Agent, Lead Arranger, and Sole Book Manager


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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS.......................................................................1

   1.01  Certain Defined Terms...............................................................1
   1.02  Other Interpretive Provisions......................................................17
   1.03  Accounting Principles..............................................................18
   1.04  Currency Equivalents Generally.....................................................19

ARTICLE II  THE CREDITS.....................................................................19

   2.01  Amounts and Terms of Commitments...................................................19
   2.02  Loan Accounts......................................................................19
   2.03  Procedure for Borrowing............................................................20
   2.04  Conversion and Continuation Elections..............................................21
   2.05  Voluntary Termination or Reduction of Commitments..................................22
   2.06  Optional Prepayments...............................................................22
   2.07  Mandatory Prepayments of Loans.....................................................23
   2.08  Repayment..........................................................................23
   2.09  Interest...........................................................................23
   2.11  Fees...............................................................................24
   2.12  Computation of Fees and Interest...................................................24
   2.13  Payments by the Company............................................................25
   2.14  Payments by the Banks to the Agent.................................................25
   2.15  Sharing of Payments, Etc...........................................................26
   2.16  Subsidiary Co-Borrowers............................................................26

ARTICLE III  THE LETTERS OF CREDIT..........................................................27

   3.01  The Letter of Credit Subfacility...................................................27
   3.02  Issuance, Amendment and Renewal of Letters of Credit...............................28
   3.03  Existing Letters of Credit; Risk Participations, Drawings and Reimbursements.......30
   3.04  Repayment of Participations........................................................32
   3.05  Role of the Issuing Bank...........................................................32
   3.06  Obligations Absolute...............................................................33
   3.07  Cash Collateral Pledge.............................................................34
   3.08  Letter of Credit Fees..............................................................34
   3.09  Uniform Customs and Practice.......................................................35

ARTICLE IV  TAXES, YIELD PROTECTION AND ILLEGALITY..........................................35

   4.01  Taxes..............................................................................35
   4.02  Illegality.........................................................................37
   4.03  Increased Costs and Reduction of Return............................................37
   4.04  Funding Losses.....................................................................38
   4.05  Inability to Determine Rates.......................................................38
   4.06  Reserves on Eurodollar Rate Loans..................................................39
   4.07  Certificates of Banks..............................................................39



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
   4.08  Substitution of Banks..............................................................39
   4.09  Survival...........................................................................39

ARTICLE V  CONDITIONS PRECEDENT.............................................................40

   5.01  Conditions of Initial Loans........................................................40
   5.02  Conditions to All Borrowings.......................................................41

ARTICLE VI  REPRESENTATIONS AND WARRANTIES..................................................42

   6.01  Corporate Existence and Power......................................................42
   6.02  Corporate Authorization; No Contravention..........................................42
   6.03  Governmental Authorization.........................................................43
   6.04  Binding Effect.....................................................................43
   6.05  Litigation.........................................................................43
   6.06  No Default.........................................................................43
   6.07  ERISA Compliance...................................................................44
   6.08  Use of Proceeds; Margin Regulations................................................44
   6.09  Title to Properties................................................................44
   6.10  Taxes..............................................................................44
   6.11  Financial Condition................................................................45
   6.12  Environmental Matters..............................................................45
   6.13  Regulated Entities.................................................................45
   6.14  No Burdensome Restrictions.........................................................45
   6.15  Copyrights, Patents, Trademarks and Licenses, etc..................................45
   6.16  Subsidiaries.......................................................................46
   6.17  Insurance..........................................................................46
   6.18  Swap Obligations...................................................................46
   6.19  Subsidiary Guaranty................................................................46
   6.20  Full Disclosure....................................................................46

ARTICLE VII  AFFIRMATIVE COVENANTS..........................................................47

   7.01  Financial Statements...............................................................47
   7.02  Certificates; Other Information....................................................48
   7.03  Notices............................................................................48
   7.04  Preservation of Corporate Existence, Etc...........................................49
   7.05  Maintenance of Property............................................................50
   7.06  Insurance..........................................................................50
   7.07  Payment of Obligations.............................................................50
   7.08  Compliance with Laws...............................................................50
   7.09  Compliance with ERISA..............................................................51
   7.10  Inspection of Property and Books and Records.......................................51
   7.11  Environmental Laws.................................................................51
   7.12  Use of Proceeds....................................................................51
   7.13  Subsidiary Guaranty................................................................51
   7.14  Pari-Passu Obligations.............................................................51



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
ARTICLE VIII  NEGATIVE COVENANTS............................................................52

   8.01  Limitation on Liens................................................................52
   8.02  Disposition of Assets..............................................................53
   8.03  Consolidations and Mergers.........................................................54
   8.04  Loans and Investments..............................................................54
   8.05  Limitation on Indebtedness.........................................................55
   8.06  Transactions with Affiliates.......................................................56
   8.07  Use of Proceeds....................................................................56
   8.08  Contingent Obligations.............................................................56
   8.09  Joint Ventures.....................................................................57
   8.10  Operating Lease Obligations........................................................57
   8.11  Restricted Payments................................................................57
   8.12  ERISA..............................................................................58
   8.13  Change in Business.................................................................58
   8.14  Accounting Changes.................................................................58
   8.15 LiquidityRatio......................................................................58
   8.16 Tangible Net Worth..................................................................58
   8.17 Capital Expenditures................................................................58
   8.18 Restrictive Agreements..............................................................58

ARTICLE IX  EVENTS OF DEFAULT...............................................................58

   9.01  Event of Default...................................................................58
   9.02  Remedies...........................................................................61
   9.03  Rights Not Exclusive...............................................................61

ARTICLE X  THE AGENT........................................................................61

   10.01  Appointment and Authorization;....................................................61
   10.02  Delegation of Duties..............................................................62
   10.03  Liability of Agent................................................................62
   10.04  Reliance by Agent.................................................................62
   10.05  Notice of Default.................................................................63
   10.06  Credit Decision...................................................................63
   10.07  Indemnification of Agent..........................................................64
   10.08  Agent in Individual Capacity......................................................64
   10.09  Successor Agent...................................................................64
   10.10  Withholding Tax...................................................................65

ARTICLE XI  MISCELLANEOUS...................................................................66

   11.01  Amendments and Waivers............................................................66
   11.02  Notices...........................................................................67
   11.03  No Waiver; Cumulative Remedies....................................................68
   11.04  Costs and Expenses................................................................68
   11.05  Company Indemnification...........................................................68
   11.06  Payments Set Aside................................................................69
   11.07  Successors and Assigns............................................................69



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
   11.08  Assignments, Participations, etc..................................................69
   11.09  Confidentiality...................................................................70
   11.10  Set-off...........................................................................71
   11.11  Automatic Debits of Fees..........................................................71
   11.12  Notification of Addresses, Lending Offices, Etc...................................72
   11.13  Counterparts......................................................................72
   11.14  Severability......................................................................72
   11.15  No Third Parties Benefitted.......................................................72
   11.16  Governing Law and Jurisdiction....................................................72
   11.17  Waiver of Jury Trial..............................................................73
   11.18  Joint and Several Liability of the Company and the Subsidiary Co-Borrowers;
            Waiver of Certain Defenses......................................................73
   11.19  Judgment..........................................................................74
   11.20  Entire Agreement..................................................................75



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        SCHEDULES

   Schedule  1.01     Pricing Schedule
   Schedule  2.01     Commitments
   Schedule  3.03     Existing Letters of Credit
   Schedule 11.02     Lending Offices; Addresses for Notices

        EXHIBITS

   Exhibit A          Notice of Borrowing
   Exhibit B          Notice of Conversion/Continuation
   Exhibit C          Compliance Certificate
   Exhibit D          Legal Opinion of Company's Counsel
   Exhibit E          Assignment and Acceptance
   Exhibit F          Promissory Note
   Exhibit G          Subsidiary Guaranty
   Exhibit H          Subsidiary Co-Borrower Agreement



                                       v

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        This CREDIT AGREEMENT, dated as of August 25, 1999, is among THE
GYMBOREE CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and BANK OF AMERICA, N.A., as letter of credit issuing bank and agent for the Banks.

        In consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                              ARTICLE I DEFINITIONS

        1.01 Certain Defined Terms. The following terms have the following meanings:

                "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in
        (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

                "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                "Agent" means Bank of America in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

                "Agent-Related Persons" means Bank of America, any successor agent arising under Section 10.09, any subagents or other delegatees under Section 10.02, and any replacement Issuing Bank, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                "Agent's Payment Office" means the office for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time notify to the Company and the Banks.

                "Agreement" means this Credit Agreement.



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                "Applicable Margin" means

                        (a)     with respect to Base Rate Loans, 0%;

                        (b) with respect to Eurodollar Rate Loans, (A) 0.750% during any Level I Period, (B) 1.000% during any Level II Period, and (C) 1.500% during any Level III Period; and

                        (c)     with respect to Commercial Letters of Credit,
                (A) 0.100% during any Level I Period, (B) 0.125% during any Level II Period, and (C) 0.150% during any Level III Period

                "Assignee" has the meaning specified in subsection 11.08(a).

                "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include references to Bank of America in its capacity as Issuing Bank; for purposes of clarification only, to the extent that Bank of America may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

                "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. '101, et seq.).

                "Base Rate" means, for any day the higher of: (i) 0.50% per annum above the latest Federal Funds Rate; and (ii) the Reference Rate.

                "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                "Bank of America" means Bank of America, N.A.

                "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

                "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

                "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and with respect to Eurodollar Rate Loans, a day on which dealings are carried on in the applicable Eurodollar Dollar interbank market.



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                "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                "Capital Expenditures" means, for any period, the capital expenditures of the Company and its Subsidiaries for such period, as the same are (or would in accordance with GAAP be) set forth in a consolidated statement of changes in financial position or cash flows of the Company and its Subsidiaries for such period.

                "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company hereby grants the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked, deposit accounts at Bank of America, which, unless otherwise agreed between the Company and Bank of America, shall bear interest at the overnight corporate deposit rate generally offered by Bank of America for overnight corporate deposits of equivalent amounts.

                "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (b) U.S. dollar denominated time deposits, certificates of deposits and bankers' acceptances of (i) any Bank or (ii) any bank whose short term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of note more than 270 days from the date of acquisition, (c) commercial paper issued by any Bank or any Approved Lender or by the parent company of any Bank or any Approved Lender and commercial paper issued by, or guaranteed by, any company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent by Moody's, or guaranteed by a company with a long term unsecured debt rating of at least A or A2 or the equivalent thereof from S&P or Moody's, as the case may be, in each case maturing not more than 270 days after the date of acquisition, and (d) investments in money market funds substantially all of the assets of which are comprised of the securities of the types described in clauses
        (a) through (c) above.

                "Change of Control" means that any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of voting



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        stock of the Company and shall have the right to elect or designate a majority of the directors of the Company.

                "Closing Date" means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(f), waived by the Person entitled to receive such payment).

                "Commercial Letter of Credit" means a letter of credit used in connection with the purchase of inventory by the Company or its Subsidiaries.

                "Commitment", as to each Bank, has the meaning specified in
        Section 2.01.

                "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor,
        (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than a Letter of Credit) issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.



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

                "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                "Conversion/Continuation Date" means any date on which, under
        Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                "Credit Extension" means and includes (a) the making of any Loans hereunder, and (b) the Issuance of any Letters of Credit.

                "Default" means any Event of Default or any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                "Disclosure Letter" means the letter from the Company to the Agent dated as of the Closing Date and disclosing certain information concerning the Company in form and substance acceptable to the Banks in their sole and absolute discretion.

                "Dollars", "dollars" and "$" each mean lawful money of the United States.

                "Eligible Assignee" means (i) a Bank; (ii) an Affiliate of a Bank; and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 11.8, the Company, such approval not to be unreasonably withheld or delayed by the Company and such approval to be deemed given by the Company if no objection is received by the assigning Bank and the Agent from the Company within two Business Days after notice of such proposed assignment has been provided by the assigning Bank to the Company; provided that neither the Company nor an affiliate of the Company shall qualify as an Eligible Assignee.

                "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.



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

               "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of provisions relating to Section 412 of the IRC).

                "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

                "Eurodollar Rate" means, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided that, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

                "Event of Default" means any of the events or circumstances specified in Section 9.01.

                "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                "Existing Letters of Credit" means the letters of credit described in Schedule 3.03.



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

                "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

                "Fee Letter" has the meaning specified in subsection 2.11(a).

                "Financial Projections" means, with respect to any period, the Company's and its consolidated Subsidiaries' consolidated financial plan and projected results of operations for such period prepared in summary form showing on a fiscal year basis, beginning and ending balance sheets, projected source and application of funds, projected expenses and sales and other revenues, a statement of the assumptions on which such projections are based, anticipated compliance levels with respect to the financial tests of Sections 8.15, 8.16, and 8.17, and such other matters and in such detail as Agent shall reasonably request, all prepared on a basis consistent with the financial statements most recently delivered to Lender pursuant to Section 7.01 and in form and substance satisfactory to Agent.

                "FX Trading Office" means the Foreign Exchange Trading Center #5193, San Francisco, California, of Bank of America, or such other of Bank of America's offices as Bank of America may designate from time to time.

                "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of Taxes or Other Taxes payable or paid pursuant to Section 4.01.

                "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession).



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

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                "Guarantor" means any Subsidiary Guarantor and any other guarantor under any Guaranty.

                "Guaranty" means the Subsidiary Guaranty and any other guaranty of all or any part of the Obligations.

                "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

                "Honor Date" has the meaning specified in subsection 3.03(c).

                "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture (which is a partnership) in which such Person is a general partner or a joint venturer.

                "Indemnified Liabilities" has the meaning specified in Section 11.05.

                "Indemnified Person" has the meaning specified in Section 11.05.

                "Independent Auditor" has the meaning specified in subsection 7.01(a).

                "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar month; provided that if any Interest Period exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                "Interest Period" means: (a) as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted (in the case of a Loan in Dollars) into or continued as an Eurodollar Rate Loan, and ending on the date two weeks or one, two, three or six months thereafter (and any other period that is 12 months or less and is consented to by the Majority Banks in the given instance) as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

        provided that:

                        (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                        (ii) any Interest Period longer than two weeks pertaining to an Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                        (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date as in effect on the date such Interest Period is determined.

                "IRC" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the IRC.

                "Issuance Date" has the meaning specified in subsection 3.01(a).

                "Issue" means, with respect to any Letter of Credit, to incorporate the Existing Letters of Credit into this Agreement, or to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                "Issuing Bank" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or
        Section 10.09.

                "Joint Venture" means a partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                "L/C Amendment Application" means an application form for amendment of an outstanding Letter of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                "L/C Application" means an application form for the issuance of a Letter of Credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

                "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

                "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit (including the Existing Letters of Credit) from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amounts set forth in Section 3.01, as the same shall be reduced as a result of a reduction in the Commitments pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

                "L/C Obligations" means with respect to all Letters of Credit or any category thereof at any time the sum of (a) the aggregate undrawn amount of all such Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all such Letters of Credit, including all outstanding L/C Borrowings.

                "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

                "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" in the case of Base Rate Loans and its "Eurodollar Lending Office" in the case of Eurodollar Rate Loans, as the case may be, on Schedule 11.02.

                "Letters of Credit" means the Existing Letters of Credit and any letters of credit (whether a Standby Letter of Credit, Usance Letter of Credit, or Commercial Letter of Credit, each being a "Class" of Letter of Credit) Issued by the Issuing Bank pursuant to Article III.

                "Level I Period" means a period commencing (x) on the Closing Date or (y) five days after the Agent has received a Compliance Certificate pursuant to Section 7.02(b) which shows a Tangible Net Worth for the preceding fiscal quarter which equals or exceeds the correlative amount set forth below for such fiscal quarter on Schedule 1.01 and, in the case of (x) or (y), continuing until the earlier of (A) five days after the next such Compliance Certificate is received by the Agent and
        (B) five days after the next such Compliance Certificate and accompanying financial statements are required to be delivered to the Agent under Sections 7.01(a) or (b) (as applicable) and 7.02(b).

                "Level II Period" means a period (i) commencing five days after the Agent has received a Compliance Certificate pursuant to Section 6.02(b) which shows a Tangible Net Worth for the preceding fiscal quarter which equals or exceeds the correlative amount set forth below for such fiscal quarter on Schedule 1.01 continuing until the earlier of
        (A) five days after the next such Compliance Certificate is received by the Agent and (B) five days after the next such Compliance Certificate and accompanying financial statements are required to be delivered to the Agent under Sections 7.01(a) or (b) (as applicable) and 7.02(b) and
        (ii) which is not a Level I Period.

                "Level III Period" means any period which is not a Level I Period or a Level II Period.

                "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                "Liquidity Ratio" means at any time the ratio of (a) the cash, readily marketable securities, and credit card receivables (but not exceeding $5,000,000 with respect to such receivables) of the Company on a consolidated basis to (b) the total of all outstanding L/C Obligations and Revolving Loans.

                "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

                "Loan Documents" means this Agreement, any Notes, the Fee Letters, the Disclosure Letter, the Subsidiary Co-Borrower Agreements, the L/C-Related Documents, the Subsidiary Guaranty and all other documents delivered to the Agent or any Bank in connection herewith.

                "Majority Banks" means at any time (a) if there is just one Bank, then that Bank or (b) if there is more than one Bank, then at least two Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, at least two Banks then having at least 66-2/3% of the Commitments.

                "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or
        (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Subsidiary of any Loan Document.

                "Material Subsidiary" means, at any time, any Subsidiary of the Company designated as a "Subsidiary Guarantor" on Schedule 6.16 to the Disclosure Letter and any other Subsidiary having at such time (on a sub-consolidated basis, i.e., for such Subsidiary and its Subsidiaries) either (i) total net revenues for the preceding four fiscal quarter period equal to or greater than 5% of the Company's consolidated total net revenues for the same period or (ii) total assets, as of the last day of the preceding fiscal quarter, equal to or greater than 5% of the Company's consolidated total assets on the same date, in each case, based upon the Company's most recent annual or quarterly financial statements delivered under Section 7.01.

                "Minimum Tranche" means, in respect of Revolving Loans comprising part of the same Borrowing, or to be converted or continued under Section 2.04, (a) in the case of Base Rate Loans, $1,000,000 or any multiple of $100,000 in excess thereof, and (b) in the case of Eurodollar Rate Loans, $2,000,000 or any multiple of $100,000 in excess thereof.

                "Moody's" means Moody's Investors Service, Inc., and its successors.

                "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

                "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

                "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

                "Obligations" means all Loans, L/C Obligations and other advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

                "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office.

                "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                "Permitted Liens" has the meaning specified in Section 8.01.

                "Permitted Swap Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view"; and (b) such Swap Contracts do not contain any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

                "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

                "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

                "Quarterly Date" means the last Business Day of each January, April, July, and October.

                "Reference Rate" means the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Replacement Bank" has the meaning specified in Section 4.08.

                "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                "Responsible Officer" means the chief executive officer or the president of the Company, any other officer having substantially the same authority and responsibility, or any officer having the title of senior or executive vice president; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer, or the chief accounting officer of the Company, or any other officer having substantially the same authority and responsibility.

                "Revolving Loan" has the meaning specified in Section 2.01 whether an Eurodollar Rate Loan or Base Rate Loan.

                "Revolving Termination Date" means the earlier to occur of:

                        (a)     May 31, 2000; and

                        (b) the date on which the Commitments otherwise terminate in accordance with the provisions of this Agreement.

                "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

                "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                "Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its FX Trading Office at approximately 8:00 a.m. (San Francisco time) on the date two Banking Days prior to the date as of which the foreign exchange computation is made.

                "Standby Letter of Credit" means a letter of credit, other than a Commercial Letter of Credit, given to provide assurances of payment or performance.

                "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

               "Subsidiary Co-Borrower" means any Subsidiary of the Company designated as a "Subsidiary Co-Borrower" on Schedule 6.16 to the Disclosure Letter which has executed and delivered a Subsidiary Co-Borrower Agreement pursuant to Section 2.16.

                "Subsidiary Co-Borrower Agreement" means a Subsidiary Co-Borrower Agreement in the form of Exhibit H, with such changes as the Agent shall have approved.

                "Subsidiary Guarantor" means any Subsidiary of the Company which has become a party to the Subsidiary Guaranty.

                "Subsidiary Guaranty" means the Guaranty by certain Subsidiaries of the Company substantially in the form of Exhibit G with such changes as the Agent shall have approved or otherwise acceptable to Majority Banks.

                "Surety Instruments" means all letters of credit, banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank.)

                "Tangible Net Worth" means at any time, on a consolidated basis, the gross book value of the Company's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses, deferred receivables, and other like intangibles, and monies due from affiliates, officers, directors, or shareholders of the Company) less total liabilities (including but not limited to accrued and deferred income taxes and excluding liabilities related to redeemable preferred stock) and any reserves against assets; in calculating the Company's Tangible Net Worth in accordance with the foregoing definition, the gross book value of the Company's assets shall include the aggregate gross book value of the Company's lease rights up to a maximum aggregate value of $2,500,000 for all such lease rights; provided that Tangible Net Worth shall not include any amount received by the Company with respect to the issuance of its equity securities after the end of the 1998 fiscal year.

                "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office.

                "Type" of Loan means a Base Rate Loan or an Eurodollar Rate
        Loan.

                "UCC" means the California Uniform Commercial Code.

                "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the IRC for the applicable plan year.

                "Unused Commitments" means at any time, the amount by which the total of the Commitments exceeds the sum of the outstanding principal balance of the Revolving Loans and the L/C Obligations.

                "Usance Letter of Credit" means a Commercial Letter of Credit under which the drafts are payable other than at sight.

                "United States" and "U.S." each means the United States of America.

                "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        1.02 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                (c)     (i)     The term "documents" includes any and all
        instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                (g) This Agreement and the other Loan Documents are the result of negotiations among, and have been reviewed by counsel to, the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

        1.03 Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company. References to a fiscal year are based on the calendar year in which the first day of the fiscal year occurs (e.g., a fiscal year which begins on January 31, 1999, is the "1999 fiscal year").

                (c) If GAAP changes during the term of this Agreement such that the covenants contained in Article VIII would then be calculated in a different manner or with different components (i) the parties to this Agreement will amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Company's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) the Company will be deemed to be in compliance with the covenant contained in such sections following any such change in GAAP until such amendment is entered into if and to the extent that the Company would have been in compliance therewith under GAAP as in effect immediately prior to such change.

        1.04 Currency Equivalents Generally. For all purposes of this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), the equivalent in any non-Dollar currency of an amount in Dollars, and the equivalent in Dollars of an amount in any non-Dollar currency, shall be determined at the Spot Rate.

                             ARTICLE II THE CREDITS

        2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date and to participate in the L/C Obligations, in an aggregate principal amount not to exceed at any time outstanding the amount set forth opposite the Bank's name with respect to such time in Schedule 2.01 under the heading "Commitment" (such amount as the same may be reduced pursuant to Section 2.05 or as a result of one or more assignments pursuant to Section 11.08, the Bank's "Commitment"); provided that, after giving effect to any Borrowing of Revolving Loans, (x) the amount of all outstanding Revolving Loans, and the amount of all L/C Obligations at any time shall not exceed the combined Commitments as in effect at such time, and (y) the amount of all outstanding Revolving Loans and the amount of all L/C Obligations in respect of Usance Letters of Credit shall not at any time exceed $15,000,000. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

        2.02 Loan Accounts. (a) The Loans made by each Bank and Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more loan accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The loan accounts or records maintained by the Agent, the Issuing Bank, and each Bank shall be conclusive absent manifest error of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or the Letters of Credit.

                (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the

Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

        2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's notice to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 11:00 a.m. (San Francisco time)
(i) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Rate Loans; and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans (provided that if a Notice of Borrowing is given in respect of Base Rate Loans in Dollars by 9:00 a.m. San Francisco time on any Business Day, such Loans shall be made on the same day), specifying:

                        (A) the amount of the Borrowing, which shall be in an aggregate amount not less than the Minimum Tranche;

                        (B) the requested Borrowing Date, which shall be a Business Day;

                        (C)     the Type of Loans comprising the Borrowing;

                        (D) other than in the case of Base Rate Loans, the duration of the requested Interest Period; and

                        (E) the name of the Subsidiary Co-Borrower, if any, with respect to such Borrowing.

Each such Notice of Borrowing shall be irrevocable.

                (b) Upon receipt of the Notice of Borrowing, the Agent will promptly notify each Bank thereof and of the amount of such Bank's Pro Rata Share of the Borrowing.

                (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office on the Borrowing Date requested by the Company in immediately available funds by 11:00 a.m. (San Francisco time). The proceeds of all such Loans will then be made available to the Company or the Subsidiary Co-Borrower, as the case may be, by the Agent at such office by crediting the account of the Company (or the Subsidiary Co-Borrower, as the case may be) on the books of Bank of America with, or by wire transfer in accordance with written instructions provided to the Agent by the Company at the time of giving the relevant Notice of Borrowing of, the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

                (d) After giving effect to any Borrowing, unless the Agent and Majority Banks shall otherwise consent, there may not be more than 7 different Interest Periods in effect.

        2.04 Conversion and Continuation Elections. (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                        (i) elect, as of any Business Day, in the case of Base Rate Loans other than L/C Advances, or as of the last day of the applicable Interest Period, in the case of Eurodollar Rate Loans, to convert any such Loans (or any part thereof in an amount not less than the Minimum Tranche) into Loans of another Type; or

                        (ii) elect, as of the last day of the applicable Interest Period, to continue any Loans other than L/C Advances having Interest Periods expiring on such day as Eurodollar Rate Loans (or any part thereof in an amount not less than the Minimum Tranche);

provided that if at any time the aggregate amount of Eurodollar Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $2,000,000, such Eurodollar Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Eurodollar Rate Loans shall terminate; the Agent will promptly notify the Company and the Banks of any such automatic conversion and provided further so long as any Event of Default has occurred and is continuing, Loans may be converted or continued only into or as Base Rate Loans.

                (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 11:00 a.m. (or 10:00 a.m. in the case of clause (i) below)(San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; and (ii) one Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans (provided that if a Notice of Conversion/Continuation is given in respect of Base Rate Loans by 9:00 a.m. San Francisco time on any Business Day, such Loans shall be made on the same day), specifying:

                        (A)     the proposed Conversion/Continuation Date;

                        (B) the aggregate amount of Loans to be converted or continued;

                        (C) the Type of Loans resulting from the proposed conversion or continuation;

                        (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period; and

                        (E) the Subsidiary Co-Borrower, if any, with respect to such Borrowing.

                (c) If upon the expiration of any Interest Period applicable to Eurodollar Rate Loans in Dollars, the Company has failed to select timely a new Interest Period to be applicable to such Eurodollar Rate Loans, or if any Event of Default then exists, the Company shall be deemed to have elected to continue such Eurodollar Rate Loans as Eurodollar Rate Loans with an Interest Period of one month. The Agent, on a courtesy basis, shall notify the Company of the expiration of each Interest Period, but shall have no liability for its failure to do so.

                (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank and the Company of the details of any automatic conversion. All conversions and continuations shall be made ratably among the Banks according to the respective outstanding principal amounts of the Loans with respect to which the notice was given.

                (e) After giving effect to any conversion or continuation of Loans, unless the Agent and Majority Banks shall otherwise consent, there may not be more than 7 different Interest Periods in effect.

        2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the amount of all Loans and L/C Obligations would exceed the amount of the combined Commitments then in effect. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued but unpaid commitment and letter of credit fees to, but not including the effective date of any reduction or termination of Commitments and any termination fee associated therewith, shall be paid on the effective date of such reduction or termination.

        2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, ratably prepay Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof, or in other amounts with the consent of Majority Banks. The Company shall deliver a notice of prepayment in accordance with Section 11.02 to be received by the Agent not later than 11:00 a.m. (San Francisco time) (i) at least three Business Days in advance of the prepayment date if the Loans to be prepaid are Eurodollar Rate Loans, and (ii) at least one Business Day in advance of the prepayment date if the Loans to be prepaid are Base Rate Loans (provided that if a notice of prepayment is given in respect of Base Rate Loans in Dollars by 9:00 a.m. San Francisco time on any Business Day, such Loans may be prepaid on the same day). Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Base Rate Loans, Eurodollar Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Company and the Agent will promptly notify each Bank thereof and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04.

        2.07 Mandatory Prepayments of Loans. If on any date the amount of L/C Obligations of any Class exceeds the L/C Commitment of that Class, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under such Letters of Credit over such L/C Commitment until such excess no longer exists. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the amount of all Loans then outstanding plus the amount of all L/C Obligations exceeds the combined Commitments, the Company shall upon demand by the Agent made at the request of any Bank, prepay the outstanding principal amount of the Loans, by an amount equal to the applicable excess.

        2.08 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Revolving Loans outstanding on such date.

        2.09    Interest.

                (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date to the date repaid or prepaid at a rate per annum equal to the Eurodollar Rate or the Base Rate, as the case may be, plus the Applicable Margin.

                (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.06, 2.07 or 2.10 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks. Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided that, on and after the expiration of any Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                (c) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

        2.11    Fees. In addition to the fees specified in Section 3.08:

                (a) Arrangement, Agency Fees. The Company shall pay an agency fee to the Agent for the Agent's own account, as required by the letter agreement ("Fee Letter") between the Company and the Agent dated August 25, 1999.

                (b) Commitment Fees. Upon the occurrence and during the continuance of an Event of Default, the Company shall pay to the Agent for the ratable account of the Banks in proportion to their Pro Rata Shares, a commitment fee on the average daily Unused Commitments equal to 0.50% per annum. Such commitment fee shall be due and payable quarterly in arrears on each Quarterly Date after the Closing Date and before the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under
Section 2.05, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to the next Quarterly Date. The commitment fees under this subsection accrue and are payable without regard to whether one or more conditions in Article V are not met.

                (c) Termination Fee. Upon any termination or reduction of the Commitments pursuant to Section 2.05, the Company shall, on the effective date of such reduction or termination, pay to the Agent for the ratable account of the Banks a termination fee equal to 0.250 % of the amount of the Commitments being so terminated or reduced.

                (d) Non-Renewal Fee. On the Revolving Termination Date, the Company shall pay to the Agent for the ratable account of the Banks a termination fee equal to 0.250 % of the amount of the Commitments as in effect immediately prior to the Revolving Termination Date; provided that such fee shall not be payable if (a) the Revolving Termination Date has been extended to on or after May 31, 2001, or (b) the Company has obtained a fully committed replacement credit facility of not less than $50,000,000 from Bank of America or its Affiliates; provided further that neither Bank of America nor any of its Affiliates shall be under any obligation to make any such replacement facility available to the Company.

                (e) Accrual. All fees, including fees under Section 3.08 are fully-earned when due and non-refundable when paid.

        2.12 Computation of Fees and Interest. (a) All computations of fees and of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

        2.13 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office. Such payments shall be made in immediately available funds no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts, in like funds as received. Any payment which is received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                (b) All payments to be made by the Company to any Issuing Bank on account of drawings, interest, fees and other amounts required hereunder with respect to any Letter of Credit issued by it shall be made without set-off or counterclaim and shall be made to the Agent for the account of such Issuing Bank in accordance with Article III, except in each case to the extent that a Bank is entitled to share in any such payment as a result of its participation therein in accordance with the provisions of Section 2.10 or 3.03, as the case may be.

                (c) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                (d) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

        2.14 Payments by the Banks to the Agent. (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the

Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.15 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of its Loans, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

        2.16    Subsidiary Co-Borrowers.

                (a) Subject to the terms and conditions of subsection (b) of this Section, the Company may, upon giving any Notice of Borrowing or request for Issuance, designate as a part thereof, one of the Subsidiary Co-Borrowers to be a co-borrower with the Company with respect to such Borrowing or Issuance, as the case may be. A Subsidiary Co-Borrower in respect of a Borrowing or Letter of Credit shall be jointly and severally liable with the Company for the payment of all principal, interest, L/C Obligations, and other sums (including amounts owing under Articles IV and XI) in connection with such Borrowing or Letter of Credit.

                (b) No Person shall become a Subsidiary Co-Borrower with respect to any Borrowing or Letter of Credit unless the Agent has received counterparts of a Subsidiary Co-Borrower Agreement, signed by each of the Company and such Subsidiary Guarantor (or, in the case of any party as to which an executed counterpart shall have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile transmission or other written confirmation from such party of execution of a counterpart hereof by such party).

                (c) The Company shall from time to time provide to the Agent, with sufficient copies for each Bank, all documents, if any, the Majority Banks may reasonably request relating to the existence, status, and capacity of the Subsidiary Co-Borrowers and the corporate authority for, and the validity, force, and effect of the Subsidiary Co-Borrower Agreement and other Loan Documents and any other matters relevant hereto or thereto, all in form and substance satisfactory to the Majority Banks.

                        ARTICLE III THE LETTERS OF CREDIT

        3.01 The Letter of Credit Subfacility. (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the Issuance Date of such Letter of Credit (the "Issuance Date"): (1) the amount of all L/C Obligations plus the amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the amount of all L/C Obligations plus the amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, (3) the amount of L/C Obligations in respect of Usance Letters of Credit plus the amount of Revolving Loans exceeds $15,000,000, or (4) the amount of L/C Obligations in respect of Standby Letters of Credit exceeds $8,000,000. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                        (i)     any order, judgment or decree of any
        Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental

        Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                        (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested Issuance Date of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                        (iii) the expiry date of any requested Letter of Credit, (A) if a Standby Letter of Credit, is more than one year after the Revolving Termination Date or from its Issuance Date, or (B) if a Commercial Letter of Credit (including a Usance Letter of Credit), is more than six months after its Issuance Date;

                        (iv) any requested Letter of Credit does not provide for drafts, provides for drafts payable other than at sight (except that Usance Letters of Credit may provide for drafts payable up to 180 days after the earlier of sight or the Revolving Termination Date) or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                        (v) any Standby Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person other than, in the case of Letters of Credit as to which there is a Subsidiary Co-Borrower, trade finance and performance guaranty letters of credit, bonds, guarantees and indemnities; or

                        (vi) such Letter of Credit is in a face amount less than $100,000 or more than $10,000,000 or to be denominated in a currency other than Dollars unless Issuing Bank has otherwise agreed.

        3.02 Issuance, Amendment and Renewal of Letters of Credit. (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Issuing Bank to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed Issuance Date. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed promptly in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Bank may require.

                (b) Unless on or before the Business Day immediately preceding the requested Issuance Date, the Issuing Bank has received notice from the Agent directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under Section 3.01, then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Issuing Bank to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of notice by the Issuing Bank of the Issuance of any amendment.

                (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Issuing Bank to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed promptly in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed;
(ii) the revised expiry date of the Letter of Credit; and (iii) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(d) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action, subject to the provisions of such Letter of Credit, as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date or such later date in respect of such Letter of Credit as shall have been approved under Section 3.01(b)(iii).

                (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

        3.03 Existing Letters of Credit; Risk Participations, Drawings and Reimbursements. (a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(b), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Bank's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section
2.01 and subsection 2.11(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank. With respect to any Existing Letter of Credit issued for the account of any Subsidiary of the Company (and whether or not such Subsidiary is or becomes a Subsidiary Co-Borrower hereunder), the Company agrees that from and after the Closing Date, the Company hereby assumes, and shall be jointly and severally liable with respect to, all obligations of the account party under such Existing Letter of Credit, and that such obligations shall be part of the Obligations hereunder and shall be subject to the provisions hereof.

                (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of

Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly, and in any case within one Business Day prior to payment unless presentment and payment are required to be made on the same day, notify the Company; provided that the failure of the Issuing Bank to give such notice shall not excuse the Company or any Subsidiary Co-Borrower from any of its obligations hereunder. The Company shall reimburse the Issuing Bank prior to 11:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 11:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans in the amount of such drawing be made by the Banks, which shall be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Revolving Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate, as applicable, in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                (e) With respect to any unreimbursed drawing that is not converted into Revolving Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                (f) Each Bank's obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Bank's obligation to make Revolving Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

        3.04 Repayment of Participations. (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

                (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

        3.05 Role of the Issuing Bank. (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided further anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (except for actual knowledge of fraud); and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                        (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                        (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                        (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

                        (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (except for actual knowledge of fraud by the Issuing Bank under circumstances where the Issuing Bank would be authorized to dishonor the presentation under UCC Section 5109(a)(2)); or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                        (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                        (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                        (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

        3.07 Cash Collateral Pledge. Upon (a) the request of the Agent, (i) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or
(ii) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (b) the occurrence of the circumstances described in subsection 2.07(a) requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to (x) such L/C Obligations in the case of clause (a) above or (y) the amount required by Section 2.07(a) in the case of clause (b) above.

        3.08 Letter of Credit Fees. (a) The Company shall pay to the Agent a letter of credit fee with respect to Standby Letters of Credit at the rate of 1.000% per annum on the aggregate maximum amount available for drawings under each such Standby Letter of Credit from time to time, and such fee shall (i) commence to accrue on the Issuance Date as to any Standby Letter of Credit other than Existing Letters of Credit and on the Closing Date as to Existing Letters of Credit which are Standby Letters of Credit, (ii) be payable for the account of each of the Banks ratably in proportion to its Pro Rata Share, and (iii) be payable (A) as to each Standby Letter of Credit other than Existing Letters of Credit, in advance on the Issuance Date of such Letter of Credit, with respect to the period from the Issuance Date to the first Quarterly Date thereafter, and quarterly in advance on each Quarterly Date after the Issuance Date so long as such Letter of Credit is outstanding, and (B) as to each Existing Letter of Credit which is a Standby Letter of

Credit, in advance on the Closing Date, with respect to the period from the Closing Date to the first Quarterly Date thereafter, and quarterly in advance on each Quarterly Date after the Closing Date so long as such Existing Letter of Credit is outstanding; provided that the minimum fee in respect of any Standby Letter of Credit shall be $500 and provided further that while any Event of Default exists or after acceleration, such letter of credit fee shall be increased by an adding 1.00% per annum to the rate otherwise applicable.

                (b) The Company shall pay to the Agent a letter of credit fee with respect to Commercial Letters of Credit at a rate per annum equal to the Applicable Margin on the aggregate maximum amount available for drawings under each such Commercial Letter of Credit from time to time, and such fee shall (i) commence to accrue on the Issuance Date as to any Commercial Letter of Credit other than Existing Letters of Credit and on the Closing Date as to Existing Letters of Credit which are Commercial Letters of Credit, (ii) be payable for the account of each of the Banks ratably in proportion to its Pro Rata Share, and (iii) be payable (A) as to each Commercial Letter of Credit other than Existing Letters of Credit, in advance on the Issuance Date of such Letter of Credit, with respect to the period from the Issuance Date to the first Quarterly Date thereafter, and quarterly in advance on each Quarterly Date after the Issuance Date so long as such Letter of Credit is outstanding, and (B) as to each Existing Letter of Credit which is a Commercial Letter of Credit, in advance on the Closing Date, with respect to the period from the Closing Date to the first Quarterly Date thereafter, and quarterly in advance on each Quarterly Date after the Closing Date so long as such Existing Letter of Credit is outstanding; provided that while any Event of Default exists or after acceleration, such letter of credit fee shall be 0.500% per annum.

                (c) Other fees for Usance Letters of Credit and other Commercial Letters of Credit shall be on a negotiated basis between the Company and the Issuing Bank.

                (d) The Company shall pay to the Issuing Bank from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect and shall pay the Issuing Bank the fronting fees specified in the Fee Letter.

        3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                ARTICLE IV TAXES, YIELD PROTECTION AND ILLEGALITY

        4.01 Taxes. (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                (b) If the Company shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                        (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                        (ii) the Company shall make such deductions and withholdings;

                        (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                        (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of i) Taxes, ii) Other Taxes, and iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

                (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes pursuant to this Section 4.01, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

                (f) In the event any Bank or the Agent shall receive any refund with respect to any Taxes, Other Taxes, or Further Taxes paid by the Company for the account of such Bank or the Agent, as the case may be, such Bank or the Agent shall pay the amount of such refund to the Company within 90 days after the receipt thereof. The determination of the existence and amount (including any methods of allocation or apportionment used to determine any such amount) shall be made in good faith by such Bank or the Agent, as the case may be, but otherwise shall be in the sole and absolute discretion of such Bank or the Agent.

        4.02 Illegality. (a) If any Bank determines that the introduction of any applicable Requirement of Law, or any change in any applicable Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Eurodollar Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make Eurodollar Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                (b) If a Bank determines that it is unlawful to maintain any Eurodollar Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such Eurodollar Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Eurodollar Rate Loan. If the Company is required to so prepay any Eurodollar Rate Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan in the amount of such prepaid Loan.

                (c) Before giving any notice to the Agent under this Section, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

        4.03 Increased Costs and Reduction of Return. (a) If any Bank determines that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the Eurodollar Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

        4.04 Funding Losses. The Company shall reimburse (through the Agent) each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                (a) the failure of the Company to make on a timely basis any payment of principal of any Eurodollar Rate Loan;

                (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                (d) the prepayment (including pursuant to Section 2.06 or 2.07) or other payment (including after acceleration thereof) of an Eurodollar Rate Loan on a day that is not the last day of the relevant Interest Period; or

                (e) the automatic conversion under Section 2.04 of any Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans bearing interest at a fixed rate or from fees payable to terminate the deposits from which such funds were obtained.

        4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Eurodollar Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or

Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, then the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Eurodollar Rate Loans.

        4.06 Reserves on Eurodollar Rate Loans. The Company shall pay to each Bank, as long as such Bank shall be required under any applicable regulations of the central bank or other relevant Governmental Authority to maintain any reserves in respect of any Eurodollar Rate Loan, additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Bank (as determined by the Bank in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided the Company shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Bank. If a Bank fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

        4.07 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Agent (who shall notify the Company) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and such certificate shall be conclusive and binding on the Company in the absence of manifest error. If such Bank fails to notify the Company that the Bank intends to claim any such reimbursement or compensation within six months after the Bank has knowledge of its claim therefor, the Company will not be obligated to compensate the Bank for the amount of the Bank's claim accruing prior to the date which is six months before the date on which the Bank first notifies the Company that it intends to make such claim; it being understood that the calculation of the actual amounts may not be possible within such period and the Bank may provide such calculation as soon as reasonably practicable thereafter without affecting or limiting the Company's payment obligations hereunder.

        4.08 Substitution of Banks. Upon the receipt by the Company from any Bank or from the Agent on behalf of any Bank (an "Affected Bank") of a claim for compensation or other payments under Sections 4.01, 4.02, 4.03, or 4.06 the Company may: (i) request the Affected Bank to use its best efforts to obtain a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans and Commitment (a "Replacement Bank"); (ii) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Agent and Issuing Bank, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing provisions of this Section, however, the Company shall not have the right to remove a Bank that is the Issuing Bank at such time unless such Bank shall also simultaneously be replaced as "Issuing Bank" pursuant to documentation in form and substance reasonably satisfactory to such Issuing Bank.

        4.09    Survival. The agreements and obligations of the Company in this
Article IV shall survive the payment of all other Obligations.

                         ARTICLE V CONDITIONS PRECEDENT

        5.01 Conditions of Initial Loans. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the date of the initial Credit Extension all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                (a) Credit Agreement. This Agreement executed by each party thereto;

                (b) Subsidiary Guaranty. The Subsidiary Guaranty executed by each Material Subsidiary as of the Closing Date;

                (c)     Resolutions; Incumbency.

                        (i) Copies of the resolutions of the board of directors of the Company and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                        (ii) A certificate of the Secretary or Assistant Secretary of the Company, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of the Company or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                (d) Organization Documents; Good Standing. Each of the following documents:

                        (i) the articles or certificate of incorporation and the bylaws of the Company and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of the Company or such Subsidiary as of the Closing Date; and

                        (ii) a good standing certificate for the Company and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and for the Company from the Secretary of State of the State of California as to the qualification of the Company to do business as a foreign corporation in California, all as of a recent date;

                (e) Legal Opinions. The opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, counsel to the Company, addressed to the Agent and the Banks, substantially in the form of Exhibit D;

                (f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.11 and 11.04;

                (g) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                        (i)     the representations and warranties contained in
        Article V are true and correct on and as of such date, as though made on and as of such date (except to the extent such representations and warranties expressly refer to an earlier date in which case they shall be true and correct as of such earlier date); and

                        (ii) no Default exists or would result from the initial Credit Extension;

                (i) Indebtedness and Liens. Receipt by the Agent (or it being established to Agent's reasonable satisfaction that immediately upon the making of the first Credit Extension, the Agent will be in receipt) of evidence reasonably satisfactory to it that any Indebtedness, Contingent Obligation, commitment, or Lien with respect to the Company, its Subsidiaries or their respective assets, the existence of which would violate Sections 8.01, 8.05, or
8.08 shall have been repaid, terminated, or released, as the case may be;

                (j) Disclosure Letter. Receipt by the Agent of the Disclosure Letter;

                (k) Subsidiary Co-Borrower Agreements. A Subsidiary Co-Borrower Agreement for each Subsidiary of the Borrower which is an account party under any Existing Letter of Credit; and

                (l) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

        5.02 Conditions to All Borrowings. The obligation of each Bank to make any Credit Extension to be made by it (including its initial Credit Extension) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                (a) Notice of Borrowing. The Agent shall have received a Notice of Borrowing or in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                (b) Continuation of Representations and Warranties. The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date);

                (c) No Existing Default. No Default shall exist or shall result from such Borrowing or Issuance; and

                (d) No Overadvance. After giving effect to such Borrowing or Issuance, the Revolving Loans and L/C Obligations shall be within the limits specified by Sections 2.01 and 3.01.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date that the conditions in Section 5.02 are satisfied.

                    ARTICLE VI REPRESENTATIONS AND WARRANTIES

        The Company represents and warrants to the Agent and each Bank that:

        6.01    Corporate Existence and Power. The Company and each of its
Subsidiaries:

                (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license except where the failure to be so qualified or licensed could not reasonable be expected to have a Material Adverse Effect; and

                (d) is in compliance with all applicable Requirements of Law; except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                (a) contravene the terms of any of such Person's Organization Documents;

                (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                (c)     violate any applicable Requirement of Law.

        6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement or any other Loan Document.

        6.04 Binding Effect. This Agreement and each other Loan Document to which the Company or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of the Company and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether enforcement is sought in equity or at law).

        6.05 Litigation. Except as specifically disclosed in Schedule 6.05 to the Disclosure Letter, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                (b) if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        6.06 No Default. No Default exists or would result from the incurring of any Obligations by the Company. Neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect.

        6.07    ERISA Compliance. Except as specifically disclosed in Schedule
6.07 to the Disclosure Letter:

                (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the IRC has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the IRC, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the IRC has been made with respect to any Plan.

                (b) There are no pending or, to the best knowledge of Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                (c)     (i)     No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

        6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

        6.11 Financial Condition. (a) The audited consolidated financial statements of the Company and its Subsidiaries dated January 30, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the 12 month fiscal period ended on that date:

                        (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                        (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                        (iii)   except as specifically disclosed in Schedule
        6.11 to the Disclosure Letter, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                (b) Since January 30, 1999, there has been no Material Adverse Effect.

        6.12 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.12 to the Disclosure Letter, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        6.13 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

        6.14 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

        6.15 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05 to the Disclosure Letter, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        6.16 Subsidiaries. As of the Closing Date, the Company (a) has no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 to the Disclosure Letter hereto, (b) has no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of
Schedule 6.16 to the Disclosure Letter, and (c) has no Material Subsidiaries except as noted on part (a) of Schedule 6.16 to the Disclosure Letter.

        6.17 Insurance. Except as specifically disclosed in Schedule 6.17 to the Disclosure Letter, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

        6.18 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts, other than Permitted Swap Obligations. The Company has undertaken its own independent assessment of its consolidated assets, liabilities and commitments and has considered appropriate means of mitigating and managing risks associated with such matters and has not relied on any swap counterparty or any Affiliate of any swap counterparty in determining whether to enter into any Swap Contract.

        6.19 Subsidiary Guaranty. Every Material Subsidiary is a Subsidiary Guarantor under, and bound pursuant to the provisions of, the Subsidiary Guaranty.

        6.20 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

                        ARTICLE VII AFFIRMATIVE COVENANTS

        So long as any Bank shall have any Commitment, or the Issuing Bank shall have any L/C Commitment, or any Loan or other Obligation (other than inchoate indemnity obligations) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

        7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                (a) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting in all material respects, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments and the absence of footnotes), the financial position and the results of operations of the Company and the Subsidiaries;

                (c) as soon as available, but not later than 30 days after the end of each of the first eleven months of each fiscal year and not later than 60 days after the end of the last month of each fiscal year, a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month;

                (d) as soon as available, but not later than 120 days after the end of each fiscal year, a copy of an unaudited consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating statement of income for such fiscal year;

                (e) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries, and the related consolidating statements of income for such fiscal quarter;

                (f) by November 30 of each year, a budget detailing sources and uses of funds for projected Capital Expenditures for the following fiscal year; and

                (g) within 60 days after the beginning of each fiscal year, Financial Projections for such fiscal year, certified by a Responsible Officer as being prepared in good faith and based on assumptions believed to be reasonable.

        7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                (a) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                (b) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC (other than exhibits thereto and any registration statement on Form S-8 or its equivalent); and

                (c) promptly upon receipt thereof, copies of each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company by independent public accountants in connection with any annual, interim, or special audit made by them of the consolidated financial statements of the Company and its consolidated Subsidiaries including each report submitted to the Board of Directors (or the Audit Committee thereof) of the Company concerning its accounting practices and systems and any final "management letter" submitted by such accountants to management in connection with the annual audit of the Company and its consolidated Subsidiaries;

                (d) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the reasonable request of any Bank, may from time to time request.

        7.03    Notices. The Company shall promptly notify the Agent:

                (a)     of the occurrence of any Default;

                (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including any litigation involving a claim of $1,000,000 or more or pursuant to any applicable Environmental Laws;

                (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                        (i)     an ERISA Event;

                        (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

                        (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the IRC by the Company or any ERISA Affiliate; or

                        (iv) the adoption of any amendment to a Plan subject to Section 412 of the IRC, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries;

                (e) upon the request from time to time of the Agent, the Swap Termination Values, together with a description of the method by which such values were determined, relating to any then-outstanding Swap Contracts to which the Company or any of its Subsidiaries is party;

                (f) of any change of the location of the corporate headquarters of the Company; and

                (g) any Investments of the type described in Section 8.04(d), if the amount of such Investments in any Person in any transaction or related series of transactions exceeds $1,000,000.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time such action is proposed to be taken. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary and Subsidiary Co-Borrower to:

                (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

                (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear and obsolescence excepted. The Company and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

        7.06 Insurance. The Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

                (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property.

        7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all applicable Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.



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

        7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the IRC and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the IRC to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the IRC.

        7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants (provided that an officer of the Company is provided an opportunity to be present), all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided when an Event of Default exists the Agent or any Bank may do any of the foregoing without advance notice and without an officer of the Company being present.

        7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all applicable Environmental Laws.

        7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for working capital and other general corporate purposes other than for purposes of undertaking an Acquisition in contravention of any Requirement of Law or of any Loan Document.

        7.13 Subsidiary Guaranty. The Company shall cause (a) each Material Subsidiary in existence on the Closing Date to become a party to the Subsidiary Guaranty as a Subsidiary Guarantor on the Closing Date, and (b) with respect to the period after the Closing Date, immediately upon any of the Subsidiaries of the Company becoming a Material Subsidiary or upon the acquisition by the Company of a Material Subsidiary, the Company shall cause such Subsidiary to become a party to the Subsidiary Guaranty as a Subsidiary Guarantor.

        7.14 Pari-Passu Obligations. The Company shall, and shall cause the Material Subsidiaries to, at all times maintain the Obligations on a pari-passu basis with all other Indebtedness of the Company or the Material Subsidiaries.

                         ARTICLE VIII NEGATIVE COVENANTS

        So long as any Bank shall have any Commitment, or the Issuing Bank shall have any L/C Commitment, or any Loan or other Obligation (other than inchoate indemnity obligations) shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

        8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 to the Disclosure Letter securing Indebtedness outstanding on such date;

                (b)     any Lien created under any Loan Document;

                (c) Liens for taxes, fees, assessments or other governmental charges (including customs and regulatory charges) which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.07; provided that no notice of lien has been filed or recorded under the IRC;

                (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                (f) Liens on the property of the Company or its Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; provided that all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect and that none of such Liens secure Indebtedness;

                (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for the Company and its Subsidiaries do not exceed $500,000;

                (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                (i) Liens on assets acquired after the Closing Date (including assets of corporations which become Subsidiaries after Closing Date); provided that such Liens existed at the time such assets were respectively acquired or such corporations respectively became Subsidiaries and were not created in anticipation thereof; provided that any Indebtedness secured by such Liens shall not exceed that permitted by Section 8.05(e).

                (j) purchase money security interests on any property acquired or held by the Company or any of its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that
(i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed that permitted by Section 8.05(e);

                (k) Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such capital leases are otherwise permitted hereunder and that the Indebtedness secured by such Liens shall not exceed that permitted by Section 8.05(e);

                (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;

                (m) Liens to secure Indebtedness permitted under Section 8.05(f), provided that such Lien does not extend to any property other than the property securing the Indebtedness being refinanced pursuant to Section 8.05(f); and

                (n) Liens on the proceeds of insurance granted to insurance carriers solely to secure the payment of financed premiums due to that carrier;

        8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:



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

                (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                (c) disposition of fixed assets in connection with sale and leaseback transactions; provided that (i) such transactions are on reasonable business terms, and (ii) such transactions, taken together, do not involve all or substantially all of the unconsolidated fixed assets of the Company or any of its subsidiaries; and

                (d) dispositions of insignificant Subsidiaries or minor assets not exceeding $1,000,000 in aggregate book value for all such dispositions in any fiscal year.

        8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                (a)     (i)     the Company may consolidate with or merge within
or into another Person, so long as the Company is the surviving corporation and
(ii) any Subsidiary of the Company may consolidate with or merge with or into another Person so long as a Wholly-Owned Subsidiary of the Company is the surviving corporation; provided that, in the case of (i) or (ii), (x) no Default shall have occurred and be continuing after giving effect to such merger or consolidation, and (y) to the extent such merger or consolidation is with a Person other than the Company and its Subsidiaries, such Person is in the same line of business as the Company and its Subsidiaries; and

                (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or a Wholly-Owned Subsidiary.

        8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

                (a) Investments held by the Company or Subsidiary in the form of cash, Cash Equivalents, or readily marketable securities in accordance with investment policies acceptable to Majority Banks;

                (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to the Company or to another of its Wholly-Owned Subsidiaries to the extent permitted by Sections 8.05 and 8.06;

                (d) Investments incurred in order to consummate Acquisitions for a total consideration not exceeding $5,000,000 in any fiscal year and otherwise permitted herein, provided that (i) such Acquisitions are undertaken in accordance with all applicable Requirements of Law; and (ii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquisition target is obtained;

                (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations;

                (f) Investments consisting of loans and advances to employees for business-related travel expenses, moving expenses, costs of replacement homes and other similar expenses, in each case incurred in the ordinary course of business and not at any time exceeding $1,000,000 in total amount outstanding for all such loans and advances;

                (g)     Existing Investments in Subsidiaries set forth on
Schedule 6.16 to the Disclosure Letter;

                (h) Existing Investments described on Schedule 8.04 to the Disclosure Letter;

                (i) Investments acquired by the Company or any of its Subsidiaries (i) in exchange for any other Investment held by the Company or any such Subsidiary and permitted hereunder in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment, or (ii) as a result of a foreclosure by the Company or any of its Subsidiaries with respect to any secured Investment permitted hereunder or other transfer of title with respect to any such Investment which is in default;

                (j) Any endorsement of a check or other medium of payment for deposit or collection or other similar transaction in the ordinary course of business; and

                (k) Investments consisting of loans and advances to manufacturers of apparel for sale by the Company or any of its Subsidiaries to enable such manufacturer to purchase supplies to manufacture such apparel and not at any time exceeding $500,000 in total amount outstanding for all such loans and advances and all Contingent Obligations of the type described in
Section 8.08(e).

        8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, or acquire or maintain any Commitment from any Person to extend financial accommodations which if extended would result in, any Indebtedness, except:



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

                (a)     Indebtedness incurred pursuant to this Agreement;

                (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

                (c) Indebtedness existing on the Closing Date and set forth in Schedule 8.05 to the Disclosure Letter;

                (d) Indebtedness secured by Liens permitted by subsection 8.1(i), (j) and (m) which do not require total payments to be made by the Company and its Subsidiaries in excess of $2,000,000 in any fiscal year;

                (e) Indebtedness incurred in connection with leases permitted pursuant to Section 8.10;

                (f) any refinancing, extension, renewal or refunding of any Indebtedness under clause (c) above not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); and

                (g) Indebtedness of the Company to any Subsidiary Guarantor and Indebtedness of any Wholly-Owned Subsidiary to the Company or to another Wholly-Owned Subsidiary, in each case to the extent permitted by Section 8.04(c).

        8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company except upon prudent and reasonable business terms.

        8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock, (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act unless, prior to the time such transaction becomes subject to Section 13 or 14, the board of directors or other applicable governing body of the Person that is the issuer of such securities has adopted a resolution approving such transaction.

        8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                (a) endorsements for collection or deposit in the ordinary course of business;

                (b)     Permitted Swap Obligations;



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

                (c) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.08 to the Disclosure Letter;

                (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business in the aggregate in respect of the Company and its Subsidiaries together; and

                (e) Contingent Obligations incurred with respect to manufacturers of apparel for sale by the Company or any of its Subsidiaries to enable such manufacturer to purchase supplies to manufacture such apparel and not at any time exceeding $500,000 in total amount outstanding for all such Contingent Obligations and all loans and advances of the type described in
Section 8.04(k).

        8.09 Joint Ventures. The Company shall not, and shall not suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business.

        8.10 Operating Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under an operating lease or an agreement to enter into an operating lease, except for:

                (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal or extension thereof; and

                (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business, including leases for retail selling venues, distribution centers, and office space.

        8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that the Company and any Wholly-Owned Subsidiary may:

                (a) declare and make dividend payments or other distributions payable solely in its common stock;

                (b) purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares (i) with the proceeds received from the substantially concurrent issue of new shares of its common stock or (ii) in connection with employee benefit or executive compensation plans approved by the Company's Board of Directors; and

                (c) purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that (i) the total of all payments do



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

not exceed $3,000,000 in any fiscal year and (ii) immediately after giving effect to such proposed action, no Default would exist.

        8.12 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

        8.13 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and its Subsidiaries on the date hereof.

        8.14 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

        8.15 Liquidity Ratio. The Company shall not permit its Liquidity Ratio to be less than (a) 0.50 to 1.00 at any time during the periods from August 1, 1999 through November 30, 1999, or from April 1, 2000, through the Revolving Termination Date or (b) 1.00 to 1.00 at any time during the period from December 1, 1999, through March 31, 2000.

        8.16 Tangible Net Worth. The Company shall not permit its Tangible Net Worth to be less than: (a) $156,000,000 as at its July 31, 1999, fiscal quarter end, (b) $158,000,000 as at its October 31, 1999, fiscal quarter end, and (c) $168,000,000 as at its January 31, 2000, fiscal quarter end, and each fiscal quarter end thereafter.

        8.17 Capital Expenditures. Capital Expenditures shall not exceed (a) $40,000,000 in the 1999 fiscal year and (b) $20,000,000 in the 2000 fiscal year.

        8.18 Restrictive Agreements. The Company will not, and will not permit any Subsidiary of the Company to, agree to restrict or otherwise limit or condition (a) the payment of dividends by any Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company, or (b) the grant of Liens by the Company or any Subsidiary of the Company to secure the Obligations.

                          ARTICLE IX EVENTS OF DEFAULT

        9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                (a) Non-Payment. The Company fails to pay, within 10 days after the same becomes due, any principal, interest, fee or any other amount payable hereunder or under any other Loan Document; or

                (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is



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

contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement (i) contained in Article VIII or (ii) contained in any of Sections 7.01, 7.02, 7.03, 7.04, or 7.12, for 10 days after notice thereof has been given to the Company by the Agent at the request of any Bank; or

                (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew or reasonably should have known of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent at the request of any Bank; or

                (e) Cross-Default. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $1,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                (f) Insolvency; Voluntary Proceedings. The Company or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not



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

be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000; (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $1,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $1,000,000, unless in the case of (i), (ii), or (iii) the Majority Banks determine that such event or condition does not constitute, and cannot result in, a Material Adverse Change; or

                (i) Monetary Judgment. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof, unless the Majority Banks determine that any such non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards, taken together, do not constitute, and cannot result in, a Material Adverse Change; or

                (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                (k)     Change of Control. There occurs any Change of Control;
or

                (l) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in any Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or any event described at subsections (f) or
(g) of this Section occurs with respect to any Guarantor.

        9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                (a) declare the Commitments and L/C Commitment to be terminated, whereupon such commitments shall be terminated;

                (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided that upon the occurrence of any event specified in subsection (f) or
(g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, Issuing Bank or any Bank.

        9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                               ARTICLE X THE AGENT

        10.01 Appointment and Authorization; "Agent". (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote



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any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

        10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

        10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

        10.04 Reliance by Agent. (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it



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deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

        10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default as may be requested by the Majority Banks in accordance with Article IX; provided that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable or in the best interest of the Banks.

        10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and its Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.



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        10.07   Indemnification of Agent. Whether or not the transactions
contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

        10.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or Issuing Bank, and the terms "Bank" and "Banks" include Bank of America in its individual capacity as a Bank.

        10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at



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the request of the Majority Banks unless Bank of America shall also simultaneously be replaced as Issuing Bank hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

        10.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the IRC and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the IRC, such Bank agrees with and in favor of the Agent, to deliver to the Agent:

                        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                        (iii) such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

                (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the IRC.

                (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or



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other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the IRC, without reduction.

                (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

                            ARTICLE XI MISCELLANEOUS

        11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

                (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (ii) below) any fees or other amounts payable hereunder or under any other Loan Document;

                (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or



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                (e)     amend this Section, or Section 2.13, or any provision
herein providing for consent or other action by all Banks;

and, provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

        11.02 Notices. (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on
Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail certified or registered mail, return receipt requested, or if delivered, upon delivery; except that notices pursuant to
Article II, III, or X to the Agent shall not be effective until actually received by the Agent and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.



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        11.03   No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.04   Costs and Expenses. The Company shall:

                (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing Bank ) within five Business Days after demand (subject to subsection 5.01(f)) for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by Bank of America (including in its capacity as Agent and Issuing Bank) with respect thereto; and

                (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 5.01(f)) for all costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

        11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letter of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross



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negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

        11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

        11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

        11.08 Assignments, Participations, etc. (a) Each Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Commitment); provided that

                (i)     each such assignment shall be to an Eligible Assignee;

                (ii) except in the case of an assignment to another Bank or an assignment of all of a Bank's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

                (iii) each such assignment by a Bank shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

                (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit E hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Bank hereunder and the assigning Bank shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Company shall make appropriate arrangements so that if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 10.10.



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        (b)     The Agent shall maintain at its address referred to in Section
11.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

        (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

        (d) Each Bank may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and its Loans); provided that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article IV and the right of set-off contained in Section 11.10, and (iv) the Company shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and such Bank shall retain the sole right to enforce the obligations of the Company relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Commitment).

        (e) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder.

        (f) Any Bank may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.09.

        11.09 Confidentiality. Each Bank agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information either identified as "confidential" or "secret" by the Company, or known in fact by such Bank to be confidential, and provided to it by the Company or any Subsidiary, or by the



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Agent on the Company's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with the Company or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company known to the Bank; provided that any Bank may disclose such information
(A) at the request or pursuant to any requirement of any Governmental Authority to which the Bank is subject or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Bank or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Bank's independent auditors and other professional advisors; (G) to any participant or Assignee, actual or potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Banks hereunder; (H) as to any Bank or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Bank or such Affiliate; and (I) to its Affiliates.

        11.10 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided that the failure to give such notice shall not affect the validity of such set-off and application or affect any rights and remedies of the Company with respect thereto.

        11.11 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee, or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, Issuing Bank, or Bank of America under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        11.12 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

        11.13 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of the signature page to this Agreement by telecopier shall thereafter also promptly deliver a manually executed counterpart of this Agreement, but the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

        11.14 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.15 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        11.16 Governing Law and Jurisdiction. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY

SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        11.17 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        11.18 Joint and Several Liability of the Company and the Subsidiary Co-Borrowers; Waiver of Certain Defenses.

                (a) The Company acknowledges and agrees that its obligations to pay all the Obligations under this Agreement is a direct, primary, separate, and independent obligation, is not in whole or in part a surety relationship, is absolute and unconditional, and is not dependent in whole or in part upon the obligations of any Subsidiary Co-Borrower. The Company agrees that it is liable to the Agent and the Banks for the entire amount of the Obligations, and that a separate action may be brought against the Company whether such action is brought against any Subsidiary Co-Borrower or any guarantor or whether any Subsidiary Co-Borrower or any such guarantor is jointed in such action. The Company agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Agents or the Banks of whatever remedies they may have against Subsidiary Co-Borrower or any guarantor, or the enforcement of any lien or realization upon any security the Agent or the Banks may at any time possess. The Company agrees that any release which may be given by the Agent and the Banks to any Subsidiary Co-Borrower or any guarantor shall not release the Company. The Company consents and agrees that the Agents and the Banks shall be under no obligation to marshall any assets of any Subsidiary Co-Borrower or any guarantor in favor of the Company or against or in payment of any or all of the Obligations.

                (b) To the maximum extent permitted by applicable law, the Company hereby waives, solely in respect of any claims or defenses which the Company might otherwise have by reason of being determined to be a surety for or guarantor of the obligations of the Subsidiary Co-Borrowers with respect to the Obligations:

                (i) any rights to assert against the Agent or the Banks any defense (legal or equitable), set-off, counterclaim, or claim which the Company may now or at any time hereafter have against any Subsidiary Co-Borrower;

                (ii) any defense, set-off, counterclaim, or claim, or any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor or the legal liability of any Subsidiary Co-Borrower therefor;

                (iii) any defense arising by reason of any claim or defense based upon an election of remedies by the Agent or the Banks, including any defense based upon an election of remedies by the Agent or the Banks under the provisions of Section 580d and 726 of the California Code of Civil Procedure, or any similar law of California or any other jurisdiction;

                (iv) any defense based on any alteration, impairment or release of the Obligations or any security therefor, whether or not resulting from any act or failure to act by the Agent or the Banks; and

                (v) any right to require the Agent or the Banks to institute suit against any Subsidiary Co-Borrower or to exhaust any rights and remedies which the Agent or the Banks has or may have against any Subsidiary Co-Borrower;

                (c) The Company consents and agrees that, without notice to or by the Company and without affecting or impairing the obligations of the Company hereunder, the Agent and the Banks may, by action or inaction, compromise or settle, extend the period of duration or time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or may grant other indulgences to any Subsidiary Co-Borrower in respect thereof, or may agree to amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents, or may, by action or inaction, release or substitute any guarantor, if any, of the Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Obligations or any guaranty of the Obligations, or any portion thereof.

        11.19 Judgment. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Agent hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the "Agreement Currency"), be discharged only to the extent that on the Business Day following receipt by the Agent of any sum adjudged to be so due in the Judgment Currency, the Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement currency so purchased is greater than the sum originally due to the Agent in such currency, the Agent agrees to return the amount of any excess to the Company (or to any other Person who may be entitled thereto under applicable law).

        11.20 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in San Francisco, California, by their proper and duly authorized officers as of the day and year first above written.


COMPANY:                                THE GYMBOREE CORPORATION


                                        By /s/ F. Mario Petrocco
                                          --------------------------------------
                                        Title: Vice President
                                              ----------------------------------

                                        By
                                          --------------------------------------
                                        Title:
                                              ----------------------------------


AGENT:                                  BANK OF AMERICA, N.A., as Agent


                                        By /s/ Henry P. Rogers
                                          --------------------------------------
                                        Title: Vice President
                                              ----------------------------------

BANKS:                                  BANK OF AMERICA, N.A., as a Bank and as
                                        Issuing Bank

                                        By /s/ Henry P. Rogers
                                          --------------------------------------
                                        Title: Vice President
                                              ----------------------------------

                        Schedule 1.01 -- Pricing Schedule

----------------------------------------------------------------------------------------------
      Fiscal Quarter ending           Level I Period amount         Level II Period amount
----------------------------------------------------------------------------------------------
           07/31/1999                     $173,000,000                   $171,000,000
----------------------------------------------------------------------------------------------
           10/31/1999                     $176,000,000                   $172,000,000
----------------------------------------------------------------------------------------------
           01/31/2000                     $187,000,000                   $183,000,000
----------------------------------------------------------------------------------------------
           04/30/2000                     $191,000,000                   $187,000,000
----------------------------------------------------------------------------------------------
           07/31/2000                     $191,000,000                   $187,000,000
----------------------------------------------------------------------------------------------

                          Schedule 2.01 -- Commitments

----------------------------------------------------------------------------------------------
                                                          Commitment during period
                             Commitment during period     from January 1, 2000,      Pro
                             from the Closing Date        through the Revolving      Rata
            Bank             through December 31, 1999    Termination Date           Share
----------------------------------------------------------------------------------------------
 Bank of America, N.A.               $60,000,000                 $50,000,000           100%
----------------------------------------------------------------------------------------------
           Total                     $60,000,000                 $50,000,000           100%
----------------------------------------------------------------------------------------------

            Schedule 11.02 -- Lending Offices; Addresses for Notices

BANK OF AMERICA, N.A., as Agent

Agency Management #10831
Attn: Patrick Zetzman
1455 Market Street, 12th Floor
San Francisco, California 94103

Tel: 415.436.2776
Fax: 415.436.3425

Agent's Payment Office:

Agency Administrative Services #5596
1850 Gateway Boulevard, Fifth Floor
Concord, California 94520

BANK OF AMERICA, N.A., as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Attn: Henry Rogers
San Francisco Regional Commercial
  Banking Office (#1499)
345 Montgomery Street
Concourse Level
San Francisco, CA 94104

Tel: 415.953.9023
Fax: 415.622.1878